Exhibit 99.2

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ANNOUNCES COMPLETION OF EARLY TENDER PERIOD IN RESPECT OF THE TENDER OFFER FOR ITS 10.000% SENIOR SECURED NOTES DUE 2018, EXTENSION OF EARLY TENDER PERIOD IN RESPECT OF THE TENDER OFFERS FOR ITS 9.125% SENIOR SECURED NOTES DUE 2020 AND 7.250% SENIOR SECURED NOTES DUE 2020, AND EXTENSION OF EXPIRATION TIME

RED BANK, N.J., July 11, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that in connection with the previously announced tender offers (the “Tender Offers”) by its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), to purchase for cash any and all of its $75 million outstanding 10.000% Senior Secured Second Lien Notes due 2018 (the “2018 Notes”), $145 million outstanding 9.125% Senior Secured Second Lien Notes due 2020 (the “2020 9.125% Notes”) and $577 million outstanding 7.250% Senior Secured First Lien Notes due 2020 (the “2020 7.25% Notes”, and, together with the 2018 Notes and the 2020 9.125% Notes, the “Notes”) and related consent solicitations (the “Consent Solicitations”) on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated June 26, 2017 (as it may be amended or supplemented from time to time, including as described below, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and collectively with the Statement, the “Tender Offer Documents”):

(1)	the early tender period for the Tender Offer in respect of the 2018 Notes expired at 5:00 p.m., New York City time, on July 10, 2017 (the “2018 Notes Early Tender Deadline”);

(2)

it has extended the early tender period for the Tender Offers in respect of the 2020 9.125% Notes and the 2020 7.25% Notes (together, the “2020 Notes”) from 5:00 p.m., New York City time, on July 10, 2017 to 5:00 p.m., New York City time, on July 12, 2017 (unless further extended or earlier terminated, the “2020 Notes Early Tender Deadline” and, together with the 2018 Notes Early Tender Deadline, each an “Early Tender Deadline”); and

(3)

it has extended the expiration time for the Tender Offers in respect of all Notes from 11:59 p.m., New York City time, on July 24, 2017 to 11:59 p.m., New York City time, on July 26, 2017 (unless further extended or earlier terminated, the “Expiration Time”).

K. Hovnanian is amending the Statement to reflect the revised 2020 Notes Early Tender Deadline and Expiration Time. K. Hovnanian has prepared a supplement (the “Supplement”) to the Statement with respect to such amendments.

Registered holders of each series of Notes (the “Holders”) who validly tendered (in the case of the 2018 Notes) or who validly tender (in the case of the 2020 Notes) their Notes on or prior to the applicable Early Tender Deadline, will be entitled to receive the applicable Total Consideration (as defined in the Statement), which includes an early tender payment of $50.00 for each $1,000 principal amount of Notes (the “Early Tender Payment”) validly tendered on or before the applicable Early Tender Deadline and accepted for purchase in the applicable Tender Offer. The Withdrawal Deadline in respect of each of the Tender Offers expired at 5:00 p.m., New York City time, on July 10, 2017. As a result, Notes tendered may no longer be withdrawn and consents delivered may no longer be revoked.

Holders who have not already tendered their Notes may do so at any time on or prior to the Expiration Time, but such Holders who tender after the applicable Early Tender Deadline will only be eligible to receive the applicable Tender Offer Consideration (as defined in the Statement), which is an amount, paid in cash, equal to the applicable Total Consideration less the Early Tender Payment, for their Notes. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, all Holders whose Notes are purchased in the Tender Offers will receive accrued and unpaid interest in respect of their purchased Notes from the most recent interest payment date to, but not including, the payment date for Notes purchased in the Tender Offers.

The following table shows the amount of Notes validly tendered and not validly withdrawn, by series, at 5:00 p.m., New York City time, on July 10, 2017:

Title of Security	Outstanding Principal Amount	Principal Amount Tendered as of Early Tender Date	Percentage of Outstanding Notes Tendered

10.000% Senior Secured Second Lien Notes due 2018	$75,000,000	$75,000,000	100.00%
9.125% Senior Secured Second Lien Notes due 2020	$145,000,000	$87,321,000	60.22%
7.250% Senior Secured First Lien Notes due 2020	$577,000,000	$573,912,000	99.46%

The Tender Offers and Consent Solicitations relating to the Notes are being made upon the terms and conditions set forth in the Tender Offer Documents. The terms and conditions of the Tender Offers and Consent Solicitations, except as otherwise modified pursuant to the Supplement, remain the same. Further details about the terms and conditions of the Tender Offers and Consent Solicitations are set forth in the Tender Offer Documents.

K. Hovnanian reserves the right, in its sole discretion, to further modify the terms of any of the Tender Offers, or to waive or modify any one or more of the conditions thereto, in whole or in part, at any time on or before the Expiration Time of such Tender Offer.

K. Hovnanian’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each of the Tender Offers is conditioned upon the satisfaction or waiver of certain conditions, which are more fully described in the Tender Offer Documents.

In no event will this press release, the Tender Offer Documents or the information contained herein or in the Tender Offer Documents regarding the proposed financings constitute an offer to purchase or sell or a solicitation of an offer to sell or buy any of our securities, including those issued in the proposed new financings.

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are serving as dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Global Bondholder Services Corporation is serving as the depositary and the information agent for the Tender Offers and Consent Solicitations. Any question regarding procedures for tendering Notes may be directed to Global Bondholder Services by phone at 866-470-4300 (toll free) or 212-430-3774. Questions regarding the terms of the Tender Offers and Consent Solicitations may be directed to Credit Suisse Securities (USA) LLC by phone toll free at (800) 820-1653 or collect at (212) 325-2476, Citigroup Global Markets Inc. by phone toll free at (800) 558-3745 or collect at (212) 723-6106 and J.P. Morgan Securities LLC by phone toll free at (866) 834-4666 or collect at (212) 834-3424.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Notes or any other securities of the Company or K. Hovnanian, including any securities to be issued in the proposed new financings. This press release also is not a solicitation of consents to the proposed amendments to the Notes Indentures and related security documents. The Tender Offers and Consent Solicitations are being made solely on the terms and subject to the conditions set forth in the Tender Offer Documents and the information in this press release is qualified by reference to such Tender Offer Documents.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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